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                                                                        EX. 3.1

                         CERTIFICATE OF INCORPORATION
                                    OF
                            SFX ENTERTAINMENT, INC.


        I, the undersigned natural person acting as an incorporator of a corporation (hereinafter called the "Corporation") under the General Corporation Law of the State of Delaware, do hereby adopt the following Certificate of Incorporation for the Corporation:

                             ARTICLE ONE: NAME

        The name of the Corporation is SFX ENTERTAINMENT, INC. (the "Corporation").

                         ARTICLE TWO: REGISTERED OFFICE

        The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, New Castle County, Wilmington, Delaware, 19805, and the name of the registered agent at such address is Corporation Service Company.

                         ARTICLE THREE: PURPOSES

        The purpose for which the Corporation is organized is to engage in any and all lawful acts and activities for which corporations may be organized under the General Corporation Law of the State of Delaware. The Corporation will have perpetual existence.

                         ARTICLE FOUR: CAPITAL STRUCTURE

        4.1 AUTHORIZED SHARES. The total number of shares of stock which the Corporation shall have authority to issue is 3,000 shares, consisting of the following:

        (a) 1,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock");

        (b) 1,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"); and

        (c) 1,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

        4.2 DESIGNATIONS, PREFERENCES, ETC. The designations, preferences, powers, qualifications, and special or relative rights, or privileges of the capital stock of the Corporation shall be as set forth in ARTICLE FIVE and ARTICLE SIX below.

                            ARTICLE FIVE: COMMON STOCK


        5.1 IDENTICAL RIGHTS. Except as herein otherwise expressly provided in this Restated Certificate of Incorporation, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

        5.2 DIVIDENDS.

        (a) Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or

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any series thereof, the holders of shares of Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the Corporation's board of directors (the "Board of Directors") at any time and from time to time out of any funds of the Corporation legally available therefor, except that (i) if dividends are declared that are payable in shares of Common Stock, then such stock dividends shall be payable at the same rate on each class of Common Stock and shall be payable only in shares of Class A Common Stock to holders of Class A Common Stock and in shares of Class B Common Stock to holders of Class B Common
Stock and (ii) if dividends are declared that are payable in shares of common stock of another corporation, then such shares may differ as to voting rights to the extent that voting rights now differ among the Class A Common Stock and the Class B Common Stock.

     (b) Dividends payable under this Paragraph 5.2 shall be paid to the holders of record of the outstanding shares of Common Stock as their names shall appear on the stock register of the Corporation on the record date fixed by the Board of Directors in advance of declaration and payment of each dividend. Any shares of Common Stock issued as a dividend pursuant to this Paragaraph 5.2 shall, when so issued, be duly authorized, validly issued, fully paid and non-assessable, and free of all liens and charges.

     (c) Notwithstanding anything contained herein to the contrary, no dividends on shares of Common Stock shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at any time that such declaration, payment, or setting apart is prohibited by applicable law.

     5.3 STOCK SPLITS. The Corporation shall not in any manner subdivide (by any stock split, reclassification, stock dividend, recapitalization, or otherwise) or combine the outstanding shares of one class of Common Stock unless the outstanding shares of both classes of Common Stock shall be proportionately subdivided or combined.

     5.4 VOTING RIGHTS.

     (a) The holders of the Class A Common Stock and the Class B Common Stock shall vote as a single class on all matters submitted to a vote of the stockholders, with each share of Class A Common Stock being entitled to one vote and each share of Class B Common Stock being entitled to ten votes, except:

     (i) for the election of directors, which shall be governed by subparagraphs (b) and (c) below;

     (ii) with respect to any Going Private Transaction (as such term is defined below) between the Corporation and Robert F.X. Sillerman or any Affiliate of Mr. Sillerman, which shall be governed by subparagraph (e) below; and

     (iii)  as otherwise provided by law.

     As used in this Certificate of Incorporation, the term "Affiliate" means, as to any person, any (i) other person that, directly or indirectly, is in control of, is controlled by or is under common control with such person, (ii) corporation or organization (other than the Corporation or a majority-owned subsidiary of the Corporation) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of voting securities, or in which such person has a substantial beneficial interest, (iii) trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity, or (iv) relative or spouse of such person who has the same home as such person.

     (b) In the election of directors, the holders of shares of Class A Common Stock shall be entitled by class vote, exclusive of all other stockholders, to elect that number of directors of the Corporation that equals two sevenths (2/7) of the total number of duly authorized directorships of the Corporation then constituting the Board of Directors (including vacant and newly-created directorships) or, if such number of directors is not a whole number,

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the next higher whole number with each share of Class A Common Stock entitled to one vote; provided, however, that each director so elected must be qualified at the time of such election to be an "Independent Director," which is defined as a director of the Corporation who is not (i) an officer or employee of the Corporation or a director, officer or employee of any of its subsidiaries or any Affiliate of Mr. Sillerman or any individual who has been employed in such capacity within the preceding three years, (ii) an Affiliate of Mr. Sillerman,
(iii) acting on a regular basis as an individual or representative of an organization serving as a professional adviser, legal counsel or consultant to management of the Corporation or its subsidiaries if, in the opinion of the Board of Directors, such relationship is material to the Corporation, the organization so represented, or such person, (iv) an individual having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director or (v) a member or a representative of the immediate family of a person who, pursuant to clauses (i) through (iv) above, is not qualified to serve as an Independent Director. The holders of shares of Class A Common Stock shall be entitled by class vote, exclusive of all other stockholders, to vote on the removal of any director so elected, with each share of Class A Common Stock entitled to one vote.

     (c) Except as otherwise provided in subparagraph (b) above, the holders of shares of Class A Common Stock and Class B Common Stock, voting as a single class, shall have the right to vote on the election or removal of all directors of the Corporation (other than directors, if any, who may be elected by the holders of Preferred Stock), with each share of Class A Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes. The holders of Class A Common Stock and Class B Common Stock are not entitled to cumulative votes in the election of any directors.

     (d) In the event of the death, removal or resignation of a director elected by the holders of Class A Common Stock (pursuant to subparagraph (b) above) prior to the expiration of his term, the vacancy on the Board of Directors created thereby may be filled by a majority of the directors then in office, although less than a quorum, provided, however, that any person appointed to fill a vacancy created by the death, removal or resignation of a director elected by the holders of the Class A Common Stock (in accordance with subparagraph (b) above) shall be an Independent Director. A director elected in such manner to fill such vacancy shall hold office until his successor has been duly elected and qualified at a meeting of the holders of Class A Common Stock duly called for such purpose.

     (e) With respect to any Going Private Transaction between the Corporation and Mr. Sillerman or an Affiliate of Mr. Sillerman, the holders of Class A Common Stock and Class B Common Stock shall vote as a single class, with each share of Class A Common Stock and of Class B Common Stock entitled to one vote. For purposes of this Paragraph 5.4, the term "Going Private Transaction" shall mean any transaction that is a "Rule 13e-3 Transaction," as such term is defined in Rule 13e-3(a)(3), as amended from time to time, promulgated under the Securities Exchange Act of 1934, as amended, provided, however, that (i) the term Going Private Transaction shall not include any transaction exempt under Rule 13e-3(g), and (ii) the term "affiliate" as used in Rule 13e-3(a)(3)(i) shall be deemed to include an Affiliate, as defined in Paragraph 5.4 hereof.

     (f) No holder of Common Stock shall be entitled to preemptive or subscription rights.

     (g) As long as any of the shares of Class A Common Stock shall be listed and quoted on an exchange or other trading system (including the National Association of Securities Dealers, Inc. Automated Quotation System), the
Board of Director shall ensure, and shall have all powers necessary to ensure, that the membership of the Board of Directors shall at all times be consistent with the applicable rules and regulations, if any, for the Class A Common Stock to be eligible for listing and quotation on such exchange or other trading system.

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     5.5 CONVERSION RIGHTS.

     (a) VOLUNTARY CONVERSION. Each share of Class B Common Stock shall be convertible at any time, at the option of its holder, into one fully paid and non-assessable share of Class A Common Stock.

     (b) VOLUNTARY CONVERSION PROCEDURE. At the time of a voluntary conversion, the holder of shares of Class B Common Stock shall deliver to the office of the Corporation or any transfer agent for the Class A Common Stock (i) the certificate or certificates representing the shares of Class B Common Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, and (ii) written notice to the Corporation stating that such holder elects to convert such share or shares and stating the name and addresses in which each certificate for shares of Class A Common Stock issued upon such conversion is to be issued. Conversion shall be deemed to have been effected at the close of business on the date when such delivery is made to the Corporation of the shares to be converted, and the person exercising such voluntary conversion shall be deemed to be the holder of record of the number of shares of Class A Common Stock issuable upon such conversion at such time. The Corporation shall be justified in relying upon the information and the certification contained in such notice and shall not be liable for the result of any inaccuracy with respect thereto. The Corporation shall promptly deliver certificates evidencing the appropriate number of shares of Class A Common Stock to such person.

     (c) AUTOMATIC CONVERSION. Each share of Class B Common Stock shall convert automatically into one fully paid and non-assessable share of Class A Common Stock (i) upon its sale, gift, or other transfer, voluntary or involuntary, to a party that is not an Affiliate of Mr. Sillerman or of the Corporation or (ii) upon the death of Mr. Sillerman, in the case of any shares of Class B Common Stock held by Mr. Sillerman or any Affiliate of Mr. Sillerman. Each of the foregoing automatic conversion events shall be referred to hereinafter as an "Event of Automatic Conversion."

     (d) AUTOMATIC CONVERSION PROCEDURE. Promptly upon the occurrence of an Event of Automatic Conversion, the holder of such shares shall surrender the certificate or certificates therefor, duly endorsed in blank or accompanied by proper instruments of transfer, at the office of the Corporation, or of any transfer agent for the Class A Common Stock, and shall give written notice to the Corporation, at such office: (i) stating that the shares are being converted pursuant to an Event of Automatic Conversion into Class A Common Stock as provided in Paragraph 5.5(c) of this ARTICLE FIVE, (ii) specifying the Event of Automatic Conversion (and, if the occurrence of such event is within the control of the transferor, stating the transferor's intent to effect an Event of Automatic Conversion), (iii) identifying the number of shares of Class B Common Stock being converted, and (iv) setting out the name or names (with addresses) and denominations in which the certificate or certificates for shares of Class A Common Stock shall be issued and shall include instructions for delivery thereof. Delivery of such notice together with the certificates representing the Class B Common Stock shall obligate the Corporation to issue certificates representing such Class A Common Stock and the Corporation shall be justified in relying upon the information and the certification contained in such notice. Thereupon the Corporation or its transfer agent shall promptly issue and deliver at such stated address to such holder or to the transferee of shares of Class B Common Stock a certificate or certificates for the number of shares of Class A Common Stock to which such holder or transferee is entitled registered in the name of such holder, the designee of such holder or transferee as specified in such notice. To the extent permitted by law, conversion pursuant to an Event of Automatic Conversion shall be deemed to have been effected as of the date on which the Event of Automatic Conversion has occurred (such time being the "Conversion Date"). The person entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock at and as of the Conversion Date, and the right of such person as a holder of shares of Class B Common Stock shall cease and terminate at and as of the Conversion Date, in each case without regard to any failure by the holder to deliver the certificates or the notice required by this subparagraph (d).

     (e) UNCONVERTED SHARES. In the event of the conversion of less than all of the shares of Class B Common stock evidenced by a certificate surrendered to the Corporation in accordance with the procedures of

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Paragraph 5.5(b) or (d), the Corporation shall execute and deliver to or upon the written order of the holder of such certificate, without charge to such holder, a new certificate evidencing the number of shares of Class B Common Stock not converted.

     (f) REISSUE OF SHARES. Shares of Class B Common Stock that are converted into Class A Common Stock as provided herein shall be retired and canceled and shall not be reissued.

     (g) RESERVATION. The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, for the purpose of effecting conversions, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock. The Corporation covenants that all shares of Class A Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to the issue. The Corporation will take all such action as may be necessary to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange or other trading system upon which the Class A Common Stock may be traded.

     5.6 LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this Paragraph 5.6, shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.

     5.7 CONSIDERATION ON MERGER, CONSOLIDATION, ETC. In any merger, consolidation, or business combination, the consideration to be received per share by the holders of Class A Common Stock and Class B Common Stock must be identical for each class of stock, except that in any such transaction in which shares of common stock are to be distributed, such shares may differ as to voting rights to the extent that voting rights now differ among the Class A Common Stock and the Class B Common Stock.


                        ARTICLE SIX: PREFERRED STOCK

     6.1 ISSUANCE. The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors as hereafter prescribed.

     6.2 AUTHORIZATION BY BOARD OF DIRECTORS. Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

     (a) whether or not the class or series is to have voting rights, full, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

     (b) the number of shares to constitute the class or series and the designations thereof;

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     (c) the preferences, and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

     (d) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

     (e) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

     (f) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

     (g) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

     (h) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

     (i) such other special rights and protective provisions with respect to any class or series as may to the Board of Directors seem advisable.

     6.3 SHARES IN CLASS OR SERIES. The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.


                ARTICLE SEVEN: LIMITATION OF LIABILITY OF DIRECTORS

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This ARTICLE SEVEN may not be amended or modified to increase the liability of a director, or repealed, except upon the affirmative vote of the

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holders of at least 75% of the combined voting power of the outstanding shares of Common Stock. No such amendment, modification, or repeal shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, modification, or repeal. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this ARTICLE SEVEN, a director shall not be liable to the Corporation or its stockholders to the fullest extent permitted by any law hereafter enacted, including without limitation any subsequent amendment to the Delaware General Corporation Law.


                         ARTICLE EIGHT: INDEMNIFICATION

     8.1 GENERAL. The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, [employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust,] employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this ARTICLE EIGHT is in effect. Any repeal or amendment of this ARTICLE EIGHT shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this ARTICLE EIGHT. Such right shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Delaware General Corporation Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, by-law, resolution of stockholders or directors, agreement, or otherwise.

     8.2 EMPLOYEES AND AGENTS. The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

     8.3 PROCEEDINGS. As used in this ARTICLE EIGHT, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

                                       7
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                ARTICLE NINE: MANAGEMENT OF THE CORPORATION

     The following provisions relate to the management of the business and the conduct of the affairs of the Corporation and are inserted for the purpose of creating, defining, limiting, and regulating the powers of the Corporation and its directors and stockholders:

     (a) The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors.

     (b) The number of directors which shall constitute the whole Board of Directors shall be fixed in accordance with the by-laws of the Corporation (the "By-Laws").

     (c) The Board of Directors shall have the power to adopt, amend, and repeal the By-Laws, except to the extent that the By-Laws otherwise provide.

     (d) All corporate powers and authority of the Corporation (except as at the time otherwise provided by statute, by this Certificate of Incorporation, or by the By-Laws) shall be vested in and exercised by the Board of Directors.

     (e) The stockholders and directors shall have the power, if the By-Laws so provide, to hold their respective meetings within or without the State of Delaware and may (except as otherwise required by statute) keep the Corporation's books outside the State of Delaware, at such places as from time to time may be designated by the By-Laws or the Board of Directors.

     (f) Directors of the Corporation need not be elected by written ballot unless the By-Laws otherwise provide.


                 ARTICLE TEN: CERTAIN CONTRACTS OR TRANSACTIONS

     No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein, "person" means other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if:

     (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

     (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

     (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders.

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Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                    *  *  *

I, the undersigned, for the purpose of forming the Corporation under the laws of the State of Delaware, do make, file, and record this Certificate of Incorporation and do certify that this is my act and deed and that the facts stated herein are true, and, accordingly, I do hereunto set my hand on this 1st day of December, 1997.

                                           /s/ Bency George
                                           -----------------
                                           Name: Bency George

                                                 Bency George
                                                 Incorporator
                                                 805 Third Avenue
                                                 New York, NY 10022